Exhibit 99.1

Acumen Pharmaceuticals Reports Financial Results for

Second Quarter 2021 and Business Highlights

-	Acumen’s investigational drug, ACU193, is the first humanized monoclonal antibody discovered and developed to selectively target toxic amyloid-beta oligomers (AßOs) to enter clinical trials

-	Initiated ACU-001, a multi-center, randomized, double-blind, placebo-controlled, single- and multiple-ascending dose Phase 1 clinical trial of ACU193 in patients with early Alzheimer’s Disease

-	Closed initial public offering in July 2021, with aggregate net proceeds of $169 million

Charlottesville, VA and Carmel, IN, August 16, 2021 – Acumen Pharmaceuticals, Inc. (NASDAQ: ABOS) (Acumen), a clinical stage biopharmaceutical company focused on the development of novel targeted therapeutics for Alzheimer’s disease (AD), today reported financial results for the quarter ended June 30, 2021 and provided recent business highlights.

“We continue to execute on our corporate and clinical development goals during this exciting time in the Alzheimer’s field,” said Daniel O’Connell, President and Chief Executive Officer at Acumen. “Our clinical trial, ACU-001, is investigating the safety, tolerability, pharmacokinetics, and target engagement of our product candidate ACU193 in a Phase 1 clinical trial involving early Alzheimer’s patients. ACU193 is the first humanized monoclonal antibody discovered and developed to selectively target toxic amyloid-beta oligomers (AßOs) to enter a clinical trial. We anticipate ACU-001 recruitment and cohort progression will allow us to provide topline results with the goal of demonstrating ‘proof of mechanism’ for ACU193 in early AD by year end 2022. With the recent closing of our IPO, we believe we are well-funded to achieve multiple corporate and clinical development milestones, as we execute against our comprehensive strategic plan.”

Recent Business Highlights and Anticipated Milestones

ACU193 Clinical Development

•

ACU-001 trial is actively recruiting and we expect to report top-line data by year end 2022. Patient screening and enrollment is proceeding for the randomized, placebo-controlled Phase 1 clinical trial evaluating ACU193.

Corporate

•

Prefunding of Series B Milestone Tranche – $30M. On June 17, 2021, the Milestone Closing for the Series B convertible preferred stock occurred, resulting in the sale of 7,908,027 shares of Series B convertible preferred stock for gross proceeds of $30.0 million. The Series B investors included RA Capital, PBM Capital, BlackRock, and Sands Capital.

•

Closing of Initial Public Offering. In July 2021, Acumen issued an aggregate of 11,499,998 shares of common stock, including shares pursuant to the underwriters’ exercise of their full over-allotment option, in an initial public offering (IPO), resulting in aggregate net proceeds of $168.6 million.

Second Quarter 2021 Financial Results

•

Cash Balance. Cash, cash equivalents and marketable securities were $68.8 million as of June 30, 2021, compared to $43.8 million as of December 31, 2020. The net proceeds of the IPO resulted in total cash, cash equivalents and marketable securities increasing to more than $235 million in early July 2021.

•

Research and Development (R&D) Expenses. R&D expenses were $2.3 million and $4.8 million for the three- and six-month periods ending June 30, 2021, respectively, compared to $1.9 million and $4.0 million for the three- and six-month periods ending June 30, 2020, respectively.

•

General and Administrative (G&A) Expenses. G&A expenses were $1.2 million and $2.4 million for the three- and six-month periods ending June 30, 2021, respectively, compared to $0.3 million and $0.5 million for the three- and six-month periods ending June 30, 2020, respectively.

•

Net Operating Loss. Net Operating Losses were $3.4 million and $7.2 million for the three- and six-month periods ending June 30, 2021, respectively, compared to $2.0 million and $4.1 million for the three- and six-month periods ending June 30, 2020, respectively.

•

Net Loss. Net Losses were $61.4 million and $88.4 million for the three-and six-month periods ending June 30, 2021, respectively, compared to $2.0 million and $4.1 million for the three- and six-month periods ending June 30, 2020, respectively. Net losses in 2021 include a non-cash expense that represents the changes in fair value of Acumen’s Series A-1 warrant liability and the Series B tranche rights. The warrant liability and tranche rights were initially recorded at fair value as a liability on the company’s balance sheet and were subsequently re-measured at fair value at the end of each reporting period. The increases in the fair value of these instruments were recognized as a component of other expense.

About Acumen Pharmaceuticals, Inc.

Acumen, headquartered in Charlottesville, VA with clinical operations based in Carmel, IN, is a clinical stage biopharmaceutical company developing a novel disease-modifying approach to treat Alzheimer’s disease. Acumen’s scientific founders pioneered research on AßOs, which a growing body of evidence indicates are primary triggers of Alzheimer’s disease pathology. Acumen is currently focused on advancing its investigational drug, ACU193, a humanized monoclonal antibody that selectively targets toxic AßOs, in a Phase I clinical trial involving early Alzheimer’s disease patients. We believe that ACU193 represents a differentiated approach from current and prior AD immunotherapies because it is highly selective for toxic AßOs and because it is engineered to reduce immune signaling. As such, ACU193 is expected to carry a reduced rate of amyloid-related imaging abnormalities, or ARIA, a common, dose-limiting adverse event observed with amyloid plaque-targeting immunotherapies.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Any statement describing Acumen’s goals, expectations, financial or other projections, intentions or beliefs is a forward-looking statement and should be considered an at-risk statement. Words such as “believes,” “expects,” “anticipates,” “could,” “would,” “seeks,” “aims,” “plans,” “potential” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements include statements concerning Acumen’s business, our ability to achieve our strategic and financial goals, the therapeutic potential of Acumen’s product candidate, ACU193, and the expected timing of reporting top line data from the Phase 1 clinical trial of ACU193. These statements are based upon the current beliefs and expectations of Acumen management, and are subject to certain factors, risks and uncertainties, particularly those inherent in the process of discovering, developing and commercializing safe and effective human therapeutics. Such risks may be amplified by the impacts of the COVID-19 pandemic. These and other risks concerning Acumen’s programs are described in additional detail in Acumen’s filings with the Securities and Exchange Commission (SEC), including in our prospectus dated June 30, 2021, as filed with the SEC on July 2, 2021, pursuant to Rule 424(b) under the Securities Act of 1933, which is available on the SEC’s website at www.sec.gov. Copies of these and other documents are available from the Company. Additional information will be made available in other filings that we make from time to time with the SEC. These forward-looking statements speak only as of the date hereof, and Acumen expressly disclaims any obligation to update or revise any forward-looking statement, except as otherwise required by law, whether as a result of new information, future events or otherwise.

Investor & Media Contact:

investors@acumenpharm.com

Acumen Pharmaceuticals, Inc.

Condensed Statements of Operations

(in thousands, except share and per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Grant and other revenue	$—	$151	$—	$377
Operating expenses
Research and development	2,254	1,927	4,832	3,977
General and administrative	1,187	259	2,402	481

Total operating expenses	3,441	2,186	7,234	4,458

Loss from operations	(3,441)	(2,035)	(7,234)	(4,081)
Other income (expense)
Interest income	4	—	8	1
Change in fair value of preferred stock tranche rights liability and preferred stock warrant liability	(57,940)	—	(81,157)	—
Other income	19	—	28	—

Total other income (expense)	(57,917)	—	(81,121)	1

Net loss attributable to common stockholders	$(61,358)	$(2,035)	$(88,355)	$(4,080)

Net loss per common share, basic and diluted	$(141.93)	$(4.86)	$(207.52)	$(9.73)

Weighted-average shares outstanding, basic and diluted	432,325	419,124	425,761	419,124

Acumen Pharmaceuticals, Inc.

Condensed Balance Sheets

(in thousands, except share and per share data)

	June 30, 2021	December 31, 2020
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$68,812	$43,777
Grant receivable	109	109
Prepaid expenses and other current assets	1,651	543

Total current assets	70,572	44,429

Property and equipment, net	6	—
Deferred offering costs	2,352	—
Other assets	13	—

Total assets	$72,943	$44,429

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$2,907	$531
Accrued expenses and other current liabilities	1,611	423
Preferred stock tranche rights liability	—	5,033
Preferred stock warrant liability	—	380

Total liabilities	4,518	6,367

Series A convertible preferred stock, $0.0001 par value; 711,203 shares authorized as of June 30, 2021 and December 31, 2020; 477,297 shares issued and outstanding as of June 30, 2021 and December 31, 2020; liquidation preference of $1,067 as of June 30, 2021	1,067	1,067
Series A-1 convertible preferred stock, $0.0001 par value; 11,898,177 shares authorized as of June 30, 2021 and December 31, 2020; 7,985,305 and 7,537,879 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively; liquidation preference of $18,097 as of June 30, 2021	22,963	16,333
Series B convertible preferred stock, $0.0001 par value; 29,457,450 shares authorized as of June 30, 2021 and December 31, 2020; 19,770,070 and 11,862,043 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively; liquidation preference of $75,116 as of June 30, 2021	150,474	39,253

Stockholders’ deficit
Common stock, $0.0001 par value; 50,500,000 shares authorized as of June 30, 2021 and December 31, 2020, respectively; 556,570 and 419,124 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	—	—
Additional paid-in capital	9,241	8,374
Accumulated deficit	(115,320)	(26,965)

Total stockholders’ deficit	(106,079)	(18,591)

Total liabilities, convertible preferred stock and stockholders’ deficit	$72,943	$44,429